Exhibit 3.21

Prescribed by: J. Kenneth Blackwell
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ARTICLES OF ORGANIZATION
(Under Section 1705.04 of the Ohio Revised Code)
Limited Liability Company
     The undersigned, desiring to form a limited liability Company, under Chapter 1705 of the Ohio Revised Code, do hereby state the following:

FIRST:	The name of said limited liability company shall be:

Invacare Holdings, LLC

(the nerve must include the words “limited liability company”, limited”, “Ltd.”, “Ltd.”, “LLC”, or “L.L.C.”

SECOND:	This limited liability company shall exist for a period of	perpetuity.

THIRD:	The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is:

One Invacare Way

(street name or post office box.)

Elyria	,	OH	44035

(city, village, or township)		(state)	(zip code)

☐	Please check this box if additional provisions are attached hereto
Provisions attached hereto are incorporated herein and made a part of these articles of organization.

FOURTH:	Purpose (optional)

IN WITNESS WHEREOF, I have hereunto subscribed my name on August 20, 2001

Signed	/s/ Carol Braunschweig	Signed

Name	Carol Braunschweig	Name

Signed		Signed

Name		Name

Signed		Signed

Name		Name

Signed		Signed

Name		Name

Signed		Signed

Name		Name

(If insufficient space for all signatures, please attach a separate sheet containing additional signatures)